Exhibit 5.7

900 Elm Street

Manchester, NH 03101-2031

603-628-4000

[NIXON PEABODY LLP LETTERHEAD]

October 10, 2014

Sabra Health Care Limited Partnership

18500 Von Karman Avenue, Suite 550

Irvine, CA 92612

Sabra Capital Corporation

18500 Von Karman Avenue, Suite 550

Irvine, CA 92612

Ladies and Gentlemen:

We have acted as special counsel to the entities listed on Schedule A hereto (each, a “New Hampshire Guarantor” and, collectively, the “New Hampshire Guarantors”), in connection with (i) the Fifth Supplemental Indenture dated as of September 29, 2014 (the “Fifth Supplemental Indenture”) by and among Sabra Health Care Limited Partnership, a Delaware limited partnership, and Sabra Capital Corporation, a Delaware corporation (each, an “Issuer” and, together, the “Issuers”), Sabra Health Care REIT, Inc., a Maryland corporation (the “Parent”), certain direct or indirect subsidiaries of the Parent, including the New Hampshire Guarantors, and Wells Fargo Bank, National Association, as Trustee (the “Trustee”) to the Indenture, dated as of May 23, 2013, by and among the Issuers, the Parent and the Trustee (the “Indenture”), and (ii) the guarantees to be delivered in connection with the Notes (as defined below) by the New Hampshire Guarantors (such guarantees together with the Fifth Supplemental Indenture, the “Transaction Documents”). This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-188696) filed on May 20, 2013 by the Parent, the Issuers and the Co-Registrants (as defined therein), including the New Hampshire Guarantors, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Post-Effective Amendment No. 2 filed on September 30, 2014 by the Parent, the Issuers and the Co-Registrants (as defined therein), including the New Hampshire Guarantors, with the Commission under the Securities Act (as so amended, the “Registration Statement”) relating, among other things, to the issuance and sale from time to time of debt securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act and in reliance on Rule 456(b) and Rule 457(r) under the Securities Act, which debt securities may be fully and unconditionally guaranteed by the Subsidiary Guarantors (as defined in the Registration Statement) and (ii) the prospectus supplement, dated October 1, 2014 (the “Prospectus Supplement”), to the prospectus included in the Registration Statement relating to the issuance and sale by the Issuers of up to $150,000,000 aggregate principal amount of 5.5% Senior Notes due 2021 (the “Notes”).

As such counsel, we have examined and are familiar with the following:

(a) the Transaction Documents;

(b) the Certificate of Formation of C.H.P. Limited Liability Company (“C.H.P.”) dated January 28, 1997 and filed with the Secretary of State of the State of New Hampshire (the “Secretary of State”) on January 29, 1997;

(c) the Application for Reinstatement of Limited Liability Company of C.H.P. dated December 22, 1999, as filed with the Secretary of State;

Sabra Health Care Limited Partnership

Sabra Capital Corporation

October 10, 2014

(d) the Second Amended and Restated Operating Agreement of C.H.P. dated as of November 16, 2010;

(e) the Certificate of Formation of C.H.R. Limited Liability Company (“C.H.R.”) dated January 28, 1997 and filed with the Secretary of State on January 29, 1997;

(f) the Second Amended and Restated Operating Agreement of C.H.R. dated as of November 16, 2010;

(g) the Certificate of Formation of DJB Realty LLC (“DJB”) dated January 28, 1997 and filed with the Secretary of State on February 4, 1997;

(h) the Second Amended and Restated Operating Agreement of DJB effective as of November 16, 2010;

(i) the Joint Action by Written Consent of the Sole Member of each of C.H.P., C.H.R., and DJB dated as of September 29, 2014;

(j) the Certificate of the Secretary of each of C.H.P., C.H.R., and DJB dated as of the date hereof certifying the documents set forth in clauses (b) - (h) above (the “Organizational Documents”), the incumbency of signatories and the delivery of the Transaction Documents (the “Secretary’s Certificate”); and

(k) Certificates of the Secretary of State dated October 3, 2014, attesting to the good standing of each of C.H.P., C.H.R. and DJB.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Indenture.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the completeness of all New Hampshire Guarantors’ company records provided to us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents. We have also relied upon and assumed the accuracy of all information, representations and warranties made in the Secretary’s Certificate and upon certificates of public officials with respect to the factual determinations underlying the legal conclusions set forth herein. We have not attempted to verify independently such representations and statements. Without limiting the foregoing, we have not conducted a search of any electronic databases, or the dockets of any court, administrative or other regulatory agency.

The opinions expressed in paragraph 1 below are based solely on the certificates of the Secretary of State referred to in clause (k) above and are limited accordingly, and, as to such matters, our opinions are rendered as of the respective date of such certificates. We express no opinion as to the tax good standing of any New Hampshire Guarantor in any jurisdiction.

Sabra Health Care Limited Partnership

Sabra Capital Corporation

October 10, 2014

We are opining herein solely as to the state laws of the State of New Hampshire. To the extent that the laws of any other jurisdiction govern the matters as to which we are opining herein, we have assumed, with your permission and without independent investigation, that such laws are identical to the state laws of the State of New Hampshire, and we express no opinion as to whether such assumption is reasonable or correct. For purposes of our opinions expressed below, we have assumed that the facts and law governing the future performance of the New Hampshire Guarantors of their respective obligations under the Transaction Documents will be identical to the facts and law governing their performance on the date of this opinion.

Based upon and subject to the foregoing, we are of the opinion that:

1. Each of C.H.P., C.H.R. and DJB is a limited liability company, validly existing and in good standing under the laws of the State of New Hampshire.

2. The execution, delivery and performance of the Transaction Documents by the New Hampshire Guarantors have been duly authorized by all requisite limited liability company action on behalf of the New Hampshire Guarantors, and the Fifth Supplemental Indenture has been duly executed and delivered by the New Hampshire Guarantors.

3. The execution and delivery by the New Hampshire Guarantors of the Transaction Documents and the consummation by the New Hampshire Guarantors of the transactions contemplated thereby do not violate the provisions of the applicable New Hampshire Guarantor’s Organizational Documents.

This opinion is provided as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts and circumstances which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K to be filed on or about October 10, 2014 in accordance with the requirements of Rule 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ NIXON PEABODY LLP

Sabra Health Care Limited Partnership

Sabra Capital Corporation

October 10, 2014

Schedule A

New Hampshire Guarantors

C.H.P. Limited Liability Company

C.H.R. Limited Liability Company

DJB Realty L.L.C.